Exhibit 99.2

FORM OF NOTICE OF GUARANTEED DELIVERY

FOR SUBSCRIPTION RIGHTS CERTIFICATES ISSUED BY

TELANETIX, INC.

This Notice of Guaranteed Delivery must be used to exercise the subscription rights (the "Subscription Rights") pursuant to the rights offering (the "Rights Offering") as described in the prospectus dated [●], 2010 (the "Prospectus") of Telanetix, Inc., a Delaware corporation (the "Company"), if a holder of Subscription Rights cannot deliver the certificate evidencing the Subscription Rights (the "Subscription Rights Certificate"), to the subscription agent listed below (the "Subscription Agent") before 5:00 p.m., Eastern Time, on [●], 2010 (as such date may be extended, the "Expiration Date").  This Notice of Guaranteed Delivery must be delivered by facsimile transmission, first class mail, or overnight delivery to the Subscription Agent and must be received by the Subscription Agent before 5:00 p.m., Eastern Time, on the Expiration Date.

Payment of the subscription price of $0.0385202935 per share of the Company's common stock subscribed for pursuant to the exercise of Subscription Rights, including all shares subscribed for under the basic subscription privilege and any additional shares requested under the over-subscription privilege, must be received by the Subscription Agent in the manner specified in the Prospectus before 5:00 p.m., Eastern Time, on the Expiration Date even if the Subscription Rights Certificate evidencing such Subscription Rights is being delivered pursuant to the guaranteed delivery procedures hereunder.

By Mail:	By Facsimile Transmission: (For Eligible Institutions Only)	By Hand or Overnight Courier:

201-680-4626
The Bank of New York Mellon		The Bank of New York Mellon
c/o BNY Mellon Shareowner Services		c/o BNY Mellon Shareowner Services
Attn: Corporate Actions Dept. P.O. Box 3301	Telephone Number for Confirmation:	Attn: Corporate Actions Dept. - 27th Floor
South Hackensack, NJ 07606	201-680-4860	480 Washington Boulevard
Jersey City, NJ 07310
Telephone Numbers for Subscription Agent:
[●]

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS INSTRUMENT VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

W02-WEST:8EDA1\402719364.3	-1-

Ladies and Gentlemen:

The undersigned hereby represents that the undersigned is the holder of a Subscription Rights Certificate representing                 Subscription Rights and that such Subscription Rights Certificate cannot be delivered to the Subscription Agent prior to the Expiration Date of the Rights Offering.  Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise Subscription Rights represented by the Subscription Rights Certificate (i) to subscribe for                 shares of the Company's common stock under the basic subscription privilege and (ii) pursuant to the over-subscription privilege, to subscribe for                 additional shares of the Company's common stock.

The undersigned understands that payment of the full subscription price of $0.0385202935 per share of common stock subscribed for under the basic subscription privilege and under the over-subscription privilege must be received by the Subscription Agent before 5:00 p.m., Eastern Time, on the Expiration Date, and represents that such payment, in the aggregate amount of $                      either (check appropriate box):

☐	Is being delivered to the Subscription Agent herewith; or

☐	Has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete the information relating thereto):

	☐	Certified check drawn upon a United States bank payable to the Subscription Agent.

	☐	Cashier's check drawn upon a United States bank payable to the Subscription Agent.

Name of maker:

Date of check or draft:

Check or draft number:

Bank on which check is drawn:

Name(s)	Signature(s):	Address(es):	Telephone No.:

W02-WEST:8EDA1\402719364.3	-2-

GUARANTEE OF DELIVERY

The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the Subscription Rights Certificates representing the Subscription Rights being exercised hereby, with any required signature guarantee and any other required documents, by no later than three business days after the Expiration Date of the Rights Offering.

Dated:

(Address)	(Name of Firm)

(Telephone Number)	(Authorized Signature)

The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Rights Certificate to the Subscription Agent within three business days following the Expiration Date of the Rights Offering as described in the Prospectus.  Failure to do so could result in a financial loss to such institution.

W02-WEST:8EDA1\402719364.3	-3-